United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: January 6, 2023

(Date of Earliest Event Reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)

(858) 284-5000
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange On Which Registered
Common Stock, $0.01 par value per share	O	New York Stock Exchange
1.125% Notes due 2027	O27A	New York Stock Exchange
1.875% Notes due 2027	O27B	New York Stock Exchange
1.625% Notes due 2030	O30	New York Stock Exchange
1.750% Notes due 2033	O33A	New York Stock Exchange
2.500% Notes due 2042	O42	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 6, 2023, Realty Income Corporation (the “Company”) entered into a Term Loan Agreement (the “Term Loan Agreement”), among the Company, as Borrower, the lenders party thereto, Toronto Dominion (Texas) LLC, as Administrative Agent, and the other parties named therein.

The Term Loan Agreement provides for a $90.0 million U.S. Dollar denominated term loan (the "USD Term Loan"), a £705.0 million Sterling denominated term loan (the "Sterling Term Loan") and a €85,000,000 Euro denominated term loan (the "Euro Term Loan" and collectively with the USD Term Loan and the Sterling Term Loan, the "Term Loans"). The Term Loan Agreement also permits the Borrower to incur additional term loans, up to an aggregate of $1.5 billion in total borrowings under the Term Loan Agreement, pursuant to an accordion expansion feature, which is subject to obtaining lender commitments.

The Term Loans mature on the date that is 364 days after the closing date. The Term Loan Agreement also includes two twelve-month maturity extensions that can be exercised at the Company’s option on the terms as set forth in the Term Loan Agreement.

The Term Loans bear interest at different benchmark rates based on the currency of the borrowings, including SONIA (the Sterling Overnight Index Average) for borrowings denominated in Sterling, EURIBOR (the Euro Interbank Offered Rate) for borrowings denominated in Euros, and SOFR (the secured overnight financing rate as administered by the Federal Reserve Bank of New York) for borrowings denominated in U.S. Dollars, in each case, as defined and subject to certain adjustments specified in the Term Loan Agreement, as applicable, plus an Applicable Margin, as defined in the Term Loan Agreement, based on the Company’s credit ratings. The current Applicable Margin for the Term Loans equals 0.800% per annum.

The Term Loan Agreement contains customary and other affirmative covenants, including financial reporting requirements, negative covenants, including maintenance of certain financial requirements, and other customary events of default.

The foregoing description of the Term Loan Agreement is not, and does not purport to be, complete and is qualified in its entirety by reference to a copy of the Term Loan Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Term Loan Agreement, dated January 6, 2023, by and among Realty Income Corporation, as borrower, the lender parties thereto, as lenders, and Toronto Dominion (Texas) LLC, as administrative agent.
104	The Form 8-K cover page, formatted in Inline Extensible Business Reporting Language and included as Exhibit 101

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2023	REALTY INCOME CORPORATION

	By:	/s/ Bianca Martinez
Bianca Martinez
Senior Vice President, Associate General Counsel and Assistant Secretary